Exhibit 99.3

Net1 Concludes Black Economic Empowerment (“BEE”) Deal

Johannesburg, South Africa, January 26, 2012 – Net 1 UEPS Technologies, Inc. (“Net1” or the “Company”) (NASDAQ: UEPS, JSE: NT1) today announced that it has concluded a Broad Based Black Economic Empowerment transaction, to strengthen the development of its business plan, and in compliance with South African regulation and business practice. The Company’s actions in support of achieving a stronger Black Economic Empowerment standing are consistent with similar initiatives pursued by other leading South African companies across multiple industries.

Pursuant to the transaction, Net1 has agreed to issue to a consortium of black South Africans, community groups and the Net 1 Foundation (the “BBBEE consortium”) a one-year option to purchase up to 8,955,000 shares of the Company’s common stock, equal to 19.9% of the Company’s current issued and outstanding shares, with an exercise price of US$8.96 per share. Issuance of the option is subject to the fulfillment of certain conditions, including obtaining the relevant regulatory approvals.

The lead partner in the BBBEE consortium is Mosomo Investment Holdings (Pty) Ltd (“Mosomo”), a well-known black empowerment investment company with a proven track record in transformation, and with experience in mining, financial services and mass banking concepts. Its most notable recent investment was the acquisition of a significant interest in Coal of Africa Ltd. The CEO of Mosomo, Mr. Kgomotso Brian Mosehla, has been appointed to the Net1 board with immediate effect. Mr. Mosehla is a chartered accountant with extensive banking, corporate and board directorship experience.

Other partners in the BEE consortium include:

  A grouping of community-focused organizations led by black women, including Abigails Womens Movement, Jerusalem Burial Club, Ubuhlobo, Luzuko Lwethu, Immanuel Soup Kitchen and Garden, Elukhuselweni Children’s Home, Mayibuye Project, Club 40, Simelela Rape Centre, Bancedeni, Empilweni Project and the Amy Bill Foundation;

  Several community development enterprises, including the Ekurhuleni Metropolitan Municipality Regional Early Childhood Development Forum, Kwakhanya Wellness Community Development Project, Sosebenza Cultural Group, Ekuphumleni Frail and Aged Care Centre, Tembaletu School for Handicapped Black Children, Sinethemba HIV AIDS Support Centre, Ubuhlobo Womens Society and Imbiza Yomama Burial Society; and

  The Net1 Foundation, a charitable foundation focused on uplifting communities in which Net1 operates. Beneficiaries of grants and infrastructure development projects provided by the Net1 Foundation will include Net1’s black employees, as well as children, pensioners, the disabled, unemployed and rural poor.

“This is a landmark empowerment deal for Net1 and a transaction which will have real impact for all involved,” said Dr. Serge Belamant, Chairman and CEO of Net1. “On behalf of the Board, I would like to welcome our new partners to the group. The transaction fulfills our desire to establish a broad-base of BEE shareholders in Net1 and the parties will bring fresh perspective and experience to the table. Importantly, our new partners will help strengthen the long term sustainability of our business in South Africa,” he concluded.

Brian Mosehla, CEO of Mosomo, commented: “Mosomo and its partners have substantial experience that will enable us to assist Net1’s business development initiatives both in South Africa and other emerging markets. Our focus will be on helping expand Net1’s product offerings in financial services and healthcare processing, which will become increasingly important across the African continent with the advent of several large scale national projects, as well as general transaction processing activities.”

Net1 believes that the conclusion of the option agreement with the BEE consortium is critical and strategically important for the following reasons:

  Tangible participation to achieve the objectives of BBBEE: Net1 believes that broad- based BEE participation is an important component of sustainable economic growth and social development in South Africa, and therefore imperative for the future success of its significant South African operations. Over the years, Net1 has taken a number of actions to increase the empowerment of black South Africans, including employment equity, skills development, preferential procurement, enterprise development and corporate social investment. Net 1 believes that these actions should culminate in the provision of a mechanism that will enable significant BEE ownership in Net1 as tangible proof of its commitment to the objectives of BEE, and compliance with the established codes of good practice and transformation charters;

  Preserving and enhancing Net1’s current business in South Africa: The South African government has promulgated the country’s Codes of Good Practice on Broad-Based Black Economic Empowerment as a means to address the effects of entrenched inequalities and to improve the participation of previously disadvantaged people in economic activity. Achievement of BEE objectives is measured by a scorecard which establishes a weighting to various components of BEE, of which direct black ownership in an enterprise is a key component. Net1’s current and prospective South African customers (most especially the South African government) expect compliance with spirit and letter of the law in this regard, and are increasingly demanding a higher BBBEE score in terms of the scorecard as a condition of their procurement from the Company. Net1 believes that its BEE score will improve significantly if the BEE consortium exercises the option in full, allowing the Company to retain its current customers and improve its ability to contract with new customers, especially in the public sector;

  Assistance with key business development initiatives: The BEE consortium members, especially Mosomo, have extensive and relevant business experience that can greatly assist Net1’s business development initiatives in South Africa and most other African countries, with specific focus on Net1’s product offerings in financial services, healthcare processing and payment transaction processing inclusive of value added services such as bill payments and pre-paid utilities.

About Net1 (www.net1.com)
Net1 is a leading provider of alternative payment systems that leverage its Universal Electronic Payment System, or UEPS, to facilitate biometrically secure real-time electronic transaction processing to unbanked and under-banked populations of developing economies around the world in an online or offline environment. In addition to payments, UEPS can be used for banking, healthcare management, payroll, remittances, voting and identification.

Net1 operates market-leading payment processors in South Africa, Republic of Korea, Ghana and Iraq. In addition, Net1’s proprietary Mobile Virtual Card technology offers secure mobile payments and banking services in developed and emerging countries while its MediKredit and XeoHealth subsidiaries provide its proprietary 5010 and ICD-10 compliant real-time claims adjudication system.

Net1 has a primary listing on the Nasdaq and a secondary listing on the JSE Limited.

About Mosomo
Mosomo Investment Holdings (Pty) Ltd is a BEE investment company with a proven track record in the mining, financial services and mass banking sectors. The company is headed by CEO Brian Kgomotso Mosehla, a chartered accountant with extensive corporate and board directorship experience. Mr. Mosehla was formerly head of corporate finance and new business at Mvelaphanda. He is a director of Coal of Africa Limited, was formerly a senior member of the corporate finance division at African Merchant Bank, and has served as an executive director of Mvelaphanda Resources and also as non-executive director of Unitrans Ltd.

Forward-Looking Statements

This announcement contains forward-looking statements that involve known and unknown risks and uncertainties. A discussion of various factors that cause our actual results, levels of activity, performance or achievements to differ materially from those expressed in such forward-looking statements are included in our filings with the Securities and Exchange Commission. We undertake no obligation to revise any of these statements to reflect future events.

For media information please contact Brunswick South Africa:
Rob Pinker, +27 83 326 7794 / +27 11 502 7300
Marina Bidoli, +27 83 253 0478 / +27 11 502 7300

Investor Relations Contact:
Dhruv Chopra
Vice President of Investor Relations
Phone: +1-212-626-6675
Email: dchopra@net1.com